Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary E. Talbott and Andrew Cebulla and each or either of them, her or his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 11th day of May, 2020.

Signature	Title

/s/ H. CHRIS KILLINGSTAD	President, Chief Executive Officer and Director
H. Chris Killingstad	(Principal Executive Officer)

/s/ ANDREW CEBULLA	Vice President, Finance and Corporate
Andrew Cebulla	Controller, Interim Chief Financial Officer and
Interim Principal Accounting Officer
(Principal Financial and Accounting Officer)

/s/ AZITA ARVANI	Director
Azita Arvani

/s/ WILLIAM F. AUSTEN
William F. Austen	Director

/s/ CAROL S. EICHER
Carol S. Eicher	Director

/s/ MARIA C. GREEN
Maria C. Green	Director

/s/ DONAL L. MULLIGAN
Donal L. Mulligan	Director

/s/ STEVEN A. SONNENBERG
Steven A. Sonnenberg	Director

/s/ DAVID S. WICHMANN
David S. Wichmann	Director

/s/ DAVID WINDLEY
David Windley	Director